SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2006

HARBOR FLORIDA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22817	65-0813766

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Second Street, Fort Pierce, FL		34950

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (772) 461-2414

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

          On January 18, 2006, Harbor Florida Bancshares, Inc. (“Bancshares”) announced its earnings for the first quarter of the 2006 fiscal year.  The information is contained in a press release dated January 18, 2006, which is attached hereto as Exhibit 99.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          See attached press release dated January 18, 2006 with respect to certain events regarding certain Senior Officers and the Board of Directors.  With respect to President and COO J. Hal Roberts, he has been with the Company for 23 years.  Executive Vice President Michael J. Brown, Jr. has been with the Company for 14 years.  He is the son of Michael J. Brown, Sr.  Mr. Hankle has been employed by the Company for 21 years.

Item 9.01.  Financial Statements and Exhibits

          A copy of the press release dated January 18, 2006 is attached as Exhibit 99.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2006	HARBOR FLORIDA BANCSHARES, INC.,
Registrant

	By:	/s/

	Name:	H. Michael Callahan
	Title:	Senior Vice President and Chief Financial Officer

Exhibit No.	Description

99	Press release dated January 18, 2006